Exhibit 99.1

VISHAY REPORTS RESULTS FOR THIRD QUARTER 2013

•	Revenues for Q3 2013 $603 million
•	Operating margin Q3 2013 of 8.8%
•	EPS Q3 2013 of $0.22, or adjusted EPS of $0.20
•	Cash from operations for trailing twelve months Q3 2013 of $282 million and capital expenditures of $155 million
•	Guidance for Q4 2013 for revenues of $570 - $610 million at margins in line with this level of volume

MALVERN, PENNSYLVANIA -- (BUSINESS WIRE) -- October 29, 2013 – Vishay Intertechnology, Inc. (NYSE: VSH), one of the world's largest manufacturers of discrete semiconductors and passive components, today announced its results for the fiscal quarter and nine fiscal months ended September 28, 2013.

Revenues for the fiscal quarter ended September 28, 2013 were $602.9 million, compared to $572.8 million for the fiscal quarter ended September 29, 2012.  The net earnings attributable to Vishay stockholders for the fiscal quarter ended September 28, 2013 were $32.7 million, or $0.22 per diluted share, compared to $22.3 million, or $0.15 per diluted share for the fiscal quarter ended September 29, 2012.

Net earnings attributable to Vishay stockholders for the fiscal quarter ended September 28, 2013 include a one-time tax benefit of $2.9 million to adjust deferred tax assets subsequent to the enacting of a new tax law in Israel, which effectively increases the corporate income tax rate on certain types of income earned after January 1, 2014.  Adjusted net earnings per diluted share, which excludes this item, were $0.20 for the fiscal quarter ended September 28, 2013, compared to $0.15 for the fiscal quarter ended September 29, 2012.

Commenting on the results for the third quarter 2013, Dr. Gerald Paul, President and Chief Executive Officer, stated, "Vishay's operating margin improved compared to the previous quarter but we are disappointed about the lower than expected level of revenues. The anticipated seasonal pick up in the computing and consumer end markets during the third quarter did not materialize. Orders from distribution worldwide rapidly fell off after July."

Dr. Gerald Paul continued, "As we announced yesterday, we are in the process of establishing a comprehensive cost reduction effort consisting of several distinct programs in order to support profitability. When fully implemented by the end of the first quarter of 2016 we expect total annualized savings of $36 million at a total cash cost of $26 million. These restructuring programs do not jeopardize our Growth Plan, which we continue to pursue by expanding manufacturing capacities in strategic product lines, by increasing our R&D and design-in efforts, by expanding our sales presence in Asia, and by acquiring specialty businesses."

Commenting on the outlook for the fourth quarter 2013 Dr. Paul stated, "We guide for revenues of $570 to $610 million at margins in line with this level of volume."

A conference call to discuss third quarter financial results is scheduled for Tuesday, October 29, 2013 at 9:00 AM ET. The dial-in number for the conference call is 877-589-6174 (+1 706-643-1406 if calling from outside the United States or Canada) and the conference ID is 68829173.

There will be a replay of the conference call from 10:30 AM ET on Tuesday, October 29, 2013 through 11:59 PM ET on Monday, November 5, 2013. The telephone number for the replay is 800-585-8367 (+1 855-859-2056 or 404-537-3406 if calling from outside the United States or Canada) and the access code is 68829173.

There will also be a live audio webcast of the conference call. This can be accessed directly from the Investor Relations section of the Vishay website at http://ir.vishay.com.

About Vishay
Vishay Intertechnology, Inc., a Fortune 1,000 Company listed on the NYSE (VSH), is one of the world's largest manufacturers of discrete semiconductors (diodes, MOSFETs, and infrared optoelectronics) and passive electronic components (resistors, inductors, and capacitors). These components are used in virtually all types of electronic devices and equipment, in the industrial, computing, automotive, consumer, telecommunications, military, aerospace, power supplies, and medical markets. Vishay's product innovations, successful acquisition strategy, and "one-stop shop" service have made it a global industry leader. Vishay can be found on the Internet at http://www.vishay.com.

This press release includes certain financial measures which are not recognized in accordance with generally accepted accounting principles ("GAAP"), including adjusted net earnings and adjusted earnings per share, which are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. These non-GAAP measures supplement our GAAP measures of performance and should not be viewed as an alternative to GAAP measures of performance. Non-GAAP measures such as adjusted net earnings and adjusted earnings per share do not have uniform definitions. These measures, as calculated by Vishay, may not be comparable to similarly titled measures used by other companies. Management believes that adjusted net earnings and adjusted net earnings per diluted share are meaningful to investors because they provide insight with respect to intrinsic operating results of the Company. Reconciling items to arrive at adjusted net earnings represent significant charges or credits that are important to an understanding to the Company's intrinsic operations. These reconciling items are indicated on the accompanying reconciliation schedule and are more fully described in the Company's financial statements presented in its annual report on Form 10-K and its quarterly reports presented on Forms 10-Q.

Statements contained herein that relate to the Company's future performance, including statements with respect to forecasted revenues, margins, cash generation, internal growth and acquisition activity, product lines, market share, cost reduction programs, and the general state of the Company, are forward-looking statements within the safe harbor provisions of Private Securities Litigation Reform Act of 1995. Words such as "believe," "estimate," "will be," "will," "would," "expect," "anticipate," "plan," "project," "intend," "could," "should," or other similar words or expressions often identify forward-looking statements. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions; difficulties in implementing our cost reduction strategies; changes in foreign currency exchange rates; competition and technological changes in our industries; difficulties in new product development; difficulties in identifying suitable acquisition candidates, consummating a transaction on terms which we consider acceptable, and integration and performance of acquired businesses; uncertainty related to the effects of changes in foreign currency exchange rates; and other factors affecting our operations that are set forth in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Fiscal quarters ended
	September 28, 2013	June 29, 2013	September 29, 2012

Net revenues	$602,890	$597,665	$572,781
Costs of products sold	459,670	454,808	439,227
Gross profit	143,220	142,857	133,554
Gross margin	23.8%	23.9%	23.3%

Selling, general, and administrative expenses	90,067	92,745	89,095
Executive compensation charge (credit)	-	(1,778)	-
Operating income	53,153	51,890	44,459
Operating margin	8.8%	8.7%	7.8%

Other income (expense):
Interest expense	(5,797)	(5,824)	(6,009)
Other	556	784	2,726
Total other income (expense) - net	(5,241)	(5,040)	(3,283)

Income before taxes	47,912	46,850	41,176

Income taxes	15,043	15,365	18,687

Net earnings	32,869	31,485	22,489

Less: net earnings attributable to noncontrolling interests	150	176	209

Net earnings attributable to Vishay stockholders	$32,719	$31,309	$22,280

Basic earnings per share attributable to Vishay stockholders	$0.23	$0.22	$0.16

Diluted earnings per share attributable to Vishay stockholders	$0.22	$0.21	$0.15

Weighted average shares outstanding - basic	144,937	143,603	143,273

Weighted average shares outstanding - diluted	151,890	151,880	150,118

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Nine fiscal months ended
	September 28, 2013	September 29, 2012

Net revenues	$1,754,809	$1,699,527
Costs of products sold	1,331,998	1,281,645
Gross profit	422,811	417,882
Gross margin	24.1%	24.6%

Selling, general, and administrative expenses	273,941	262,348
Executive compensation charge (credit)	(1,778)	-
Gain on sale of property	-	(12,153)
Operating income	150,648	167,687
Operating margin	8.6%	9.9%

Other income (expense):
Interest expense	(17,107)	(16,265)
Other	1,455	1,940
Total other income (expense) - net	(15,652)	(14,325)

Income before taxes	134,996	153,362

Income taxes	41,501	50,968

Net earnings	93,495	102,394

Less: net earnings attributable to noncontrolling interests	536	631

Net earnings attributable to Vishay stockholders	$92,959	$101,763

Basic earnings per share attributable to Vishay stockholders	$0.65	$0.67

Diluted earnings per share attributable to Vishay stockholders	$0.61	$0.65

Weighted average shares outstanding - basic	144,012	150,978

Weighted average shares outstanding - diluted	151,471	157,770

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(In thousands)

	September 28, 2013	December 31, 2012
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$644,951	$697,595
Short-term investments	445,614	294,943
Accounts receivable, net	280,192	247,035
Inventories:
Finished goods	115,108	109,571
Work in process	198,356	177,350
Raw materials	135,394	120,728
Total inventories	448,858	407,649

Deferred income taxes	18,444	24,385
Prepaid expenses and other current assets	109,081	119,656
Total current assets	1,947,140	1,791,263

Property and equipment, at cost:
Land	93,267	92,348
Buildings and improvements	555,266	523,091
Machinery and equipment	2,290,660	2,163,182
Construction in progress	75,861	101,570
Allowance for depreciation	(2,112,012)	(1,965,639)
	903,042	914,552

Goodwill	42,961	34,866

Other intangible assets, net	133,969	133,717

Other assets	141,452	141,879
Total assets	$3,168,564	$3,016,277

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets (continued)
(In thousands)

	September 28, 2013	December 31, 2012
	(unaudited)
Liabilities and stockholders' equity
Current liabilities:
Notes payable to banks	$6	$6
Trade accounts payable	152,551	147,936
Payroll and related expenses	123,549	108,353
Other accrued expenses	152,501	148,660
Income taxes	14,151	7,215
Total current liabilities	442,758	412,170

Long-term debt less current portion	359,874	392,931
Deferred income taxes	135,802	129,379
Other liabilities	106,249	108,600
Accrued pension and other postretirement costs	329,494	344,961
Total liabilities	1,374,177	1,388,041

Equity:
Vishay stockholders' equity
Common stock	13,514	13,114
Class B convertible common stock	1,213	1,213
Capital in excess of par value	2,052,997	1,999,901
Retained earnings (accumulated deficit)	(287,719)	(380,678)
Accumulated other comprehensive income (loss)	9,178	(10,222)
Total Vishay stockholders' equity	1,789,183	1,623,328
Noncontrolling interests	5,204	4,908
Total equity	1,794,387	1,628,236
Total liabilities and equity	$3,168,564	$3,016,277

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Statements of Cash Flows
(Unaudited - In thousands)
	Nine fiscal months ended
	September 28, 2013	September 29, 2012

Operating activities
Net earnings	$93,495	$102,394
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation and amortization	125,611	125,149
(Gain) loss on disposal of property and equipment	118	(13,063)
Accretion of interest on convertible debentures	2,709	2,160
Inventory write-offs for obsolescence	14,476	16,008
Other	(11,986)	9,813
Changes in operating assets and liabilities,
net of effects of businesses acquired	(44,862)	(56,927)
Net cash provided by operating activities	179,561	185,534

Investing activities
Purchase of property and equipment	(91,591)	(86,754)
Proceeds from sale of property and equipment	3,866	7,770
Purchase of businesses, net of cash acquired or refunded	(23,034)	(85,493)
Purchase of short-term investments	(424,940)	(268,286)
Maturity of short-term investments	284,814	214,047
Other investing activities	1,246	(109)
Net cash used in investing activities	(249,639)	(218,825)

Financing activities
Proceeds of long-term borrowings	-	150,000
Issuance costs	(4,558)	(4,827)
Common stock repurchase	-	(150,000)
Principal payments on long-term debt and capital lease obligations	(21)	(21)
Net proceeds (payments) on revolving credit lines	21,000	(69,000)
Net changes in short-term borrowings	(142)	(116)
Proceeds from stock options exercised	-	174
Excess tax benefit from RSUs vested	456	-
Distributions to noncontrolling interests	(240)	(240)
Net cash provided by (used in) financing activities	16,495	(74,030)
Effect of exchange rate changes on cash and cash equivalents	939	(4,505)

Net decrease in cash and cash equivalents	(52,644)	(111,826)

Cash and cash equivalents at beginning of period	697,595	749,088
Cash and cash equivalents at end of period	$644,951	$637,262

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Adjusted Earnings Per Share
(Unaudited - In thousands, except per share amounts)
	Fiscal quarters ended			Nine fiscal months ended
	September 28, 2013	June 29, 2013	September 29, 2012	September 28, 2013	September 29, 2012

GAAP net earnings attributable to Vishay stockholders	$32,719	$31,309	$22,280	$92,959	$101,763

Reconciling items affecting operating margin:
Executive compensation charge (credit)	$-	$(1,778)	$-	$(1,778)	$-
Gain on sale of property	-	-	-	-	(12,153)

Reconciling items affecting tax expense (benefit):
Tax effects of items above and other one-time tax expense (benefit)	$(2,867)	$633	$-	$(3,564)	$4,131

Adjusted net earnings	$29,852	$30,164	$22,280	$87,617	$93,741

Adjusted weighted average diluted shares outstanding	151,890	151,880	150,118	151,471	157,770

Adjusted earnings per diluted share*	$0.20	$0.20	$0.15	$0.58	$0.60

* Includes add-back of interest on exchangeable notes in periods where the notes are dilutive.

Source: Vishay Intertechnology, Inc.

Contact:
Vishay Intertechnology, Inc.
Peter G. Henrici
Senior Vice President, Corporate Communications
 +1-610-644-1300